UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02 000-23108 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware	19720
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements

Class B(2009-2) Notes. On November 25, 2009, Discover Card Execution Note Trust entered into the Class B(2009-2) Terms Document, dated as of November 25, 2009, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

Class C(2009-2) Notes. On November 25, 2009, Discover Card Execution Note Trust entered into the Class C(2009-2) Terms Document, dated as of November 25, 2009, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

Item 8.01	Other Events

Unregistered Sale of Class B(2009-2) Notes and Class C(2009-2) Notes. On November 25, 2009, Discover Card Execution Note Trust sold $400,000,000 principal amount of the DiscoverSeries Class B(2009-2) Notes and $505,000,000 principal amount of the DiscoverSeries Class C(2009-2) Notes (the “Notes”) in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. The Notes were sold at a discount for $818,390,105, with no applicable underwriting discounts or commissions, and will not bear interest prior to their expected maturity. In connection with this issuance, the investor interest in receivables represented by the collateral certificate issued by the Discover Card Master Trust I that secures the DiscoverSeries Notes was increased by $905,000,000. Discover Card Execution Note Trust paid the net proceeds from the issuance to Discover Bank in exchange for the increase in the investor interest in receivables represented by the collateral certificate.

Increase in Principal Amount of Class D(2009-1) Notes. On November 25, 2009, Discover Bank, pursuant to Section 2.03 of the Note Purchase Agreement (the “Note Purchase Agreement”), dated as of July 2, 2009, among Discover Card Execution Note Trust, as Issuer, Discover Bank, as Depositor, and the purchasers named therein and Section 2.06 of the Class D(2009-1) Terms Document, dated as of July 2, 2009, by and between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association as Indenture Trustee, increased the Outstanding Dollar Principal Amount of the Class D(2009-1) Notes. The increase in the Outstanding Dollar Principal Amount of the Class D(2009-1) Notes was in the amount of $62,914,438, resulting in an Outstanding Dollar Principal Amount of the Class D(2009-1) Notes of $829,358,289. The Class D(2009-1) Notes were sold to purchasers in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. The Notes were sold at par value for cash, with no applicable underwriting discounts or commissions. In connection with this increase, the investor interest in receivables represented by the collateral certificate issued by the Discover Card Master Trust I that secures the DiscoverSeries Notes was increased by $62,914,438. Discover Card Execution Note Trust paid the net proceeds from the issuance to Discover Bank in exchange for the increase in the investor interest in receivables represented by the collateral certificate.

Increase in Series Investor Interest of Series 2009-SD Certificates. On November 30, 2009, Discover Bank, pursuant to Section 2.03 of the Certificate Purchase Agreement (the “Certificate Purchase Agreement”), dated as of September 23, 2009, among Discover Bank, as

Master Servicer, Servicer, and Seller, and the purchasers named therein and Section 31 of the Series Supplement, dated as of September 23, 2009, by and between Discover Bank, as Master Servicer, Servicer, and Seller, and U.S. Bank National Association, as Trustee, will increase the Series Investor Interest of the Series 2009-SD Certificates. The increase in the Series Investor Interest of the Series 2009-SD Certificates will be in the amount of $19,358,289, which will result in a Series Investor Interest of the Series 2009-SD Certificates of $528,582,834. The Series 2009-SD Certificates will be sold to purchasers in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. The Certificates will be sold at par value for cash, with no applicable underwriting discounts or commissions.

Item 9.01	Exhibit

Exhibit No.	Description	Page

4.1	Class B(2009-2) Terms Document, dated as of November 25, 2009, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

4.2	Class C(2009-2) Terms Document, dated as of November 25, 2009, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank (as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: November 25, 2009	By:	/S/ MICHAEL F. RICKERT
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBIT

Exhibit No.	Description	Page

4.1	Class B(2009-2) Terms Document, dated as of November 25, 2009, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

4.2	Class C(2009-2) Terms Document, dated as of November 25, 2009, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.